EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
          Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-K (the “Report”) for the year ended July 31, 2009, each of the undersigned hereby certifies that:
          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.

Dated: October 29, 2009	/s/ Stephen J. Price Stephen J. Price
President and Chief Executive Officer

Dated: October 29, 2009	/s/ Tara Chicatelli Tara Chicatelli, Chief Financial Officer